[front cover]
                                  J.P. MORGAN
                              INSTITUTIONAL GLOBAL
                              STRATEGIC INCOME FUND
                                 [jp morgan logo]
                                 Annual Report
                               October 31, 2000

LETTER TO THE SHAREHOLDERS
--------------------------------------------------------------------------------

December 1, 2000

Dear Shareholder,

    The J.P. Morgan Institutional Global Strategic Income Fund provided a total return of 6.93% for the 12 months ended October 31, 2000. The Fund handily outperformed its peer group, as measured by the Lipper Multi-Sector Income Funds Average, which had a total return of 0.62% for the same time period. The Fund was also competitive with its benchmark, the Lehman Brothers Aggregate Bond Index, which had a total return of 7.30%.

    The Fund's net asset value on October 31, 2000 was $9.29 per share, decreasing from $9.35 per share at the start of the fiscal period. During the fiscal year, the Fund distributed approximately $0.69 per share from ordinary income. On October 31, 2000 the Fund's net assets were approximately $163 million, while the net assets of the Global Strategic Income Portfolio, in which the fund invests, totaled approximately $171 million.

    This report includes an interview with Robert Morena, one of the lead portfolio managers of the Institutional Global Strategic Income Fund. Rob discusses the global fixed-income markets in detail, and explains the factors that influenced fund performance during the fiscal period. Rob also provides insight in regard to positioning the Fund for the coming months.

    As chairman and president of Asset Management Services, we thank you for investing with J.P. Morgan. Should you have any comments or questions, please contact your Morgan representative, or call J.P. Morgan Funds Services at 800-766-7722.

Sincerely yours,

/signature/                             /signature/

Ramon de Oliveira                       Keith M. Schappert
Chairman of Asset Management Services   President of Asset Management Services
J.P. Morgan & Co. Incorporated          J.P. Morgan & Co. Incorporated

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Letter to the Shareholders                                                 1
Fund Performance                                                           2
Portfolio Manager Q&A                                                      3
Fund Facts & Highlights                                                    5
Financial Statements                                                       6

FUND PERFORMANCE
--------------------------------------------------------------------------------

EXAMINING PERFORMANCE

  There are several ways to evaluate a mutual fund's historical performance. One way is to look at the growth of a hypothetical investment. The chart at right shows that $1,000,000 invested on March 31, 1997,* would have increased to $1,211,582 on October 31, 2000.

  Another way is to review a fund's average annual total return. This calculation takes the Fund's actual return and shows what would have happened if the Fund had achieved that return by performing at a constant rate each year. Average annual total returns represent the average yearly change of a fund's value over various time periods, typically one, five, or ten years (or since inception).

GROWTH OF $1,000,000 SINCE FUND INCEPTION*
March 31, 1997-October 31, 2000

[data from line chart]

Lehman Brothers Aggregate Bond Index                             $1,281,689
J.P. Morgan Institutional Global Strategic Income Fund           $1,211,582
Lipper Multi-Sector Income Funds Average                         $1,120,917

                                                                   AVERAGE ANNUAL TOTAL RETURNS
                                                             ------------------------------------------
                                                  ONE YEAR      THREE YEARS    SINCE INCEPTION*
AS OF OCTOBER 31, 2000
J.P. Morgan Institutional Global Strategic
    Income Fund                                   6.93%            4.13%              5.50%
Lehman Brothers Aggregate Bond Index              7.30%            5.65%              7.17%
Lipper Multi-Sector Income Funds Average          0.62%            1.03%              3.03%

AS OF SEPTEMBER 30, 2000

J.P. Morgan Institutional Global Strategic
    Income Fund                                   7.62%            3.49%              5.62%
Lehman Brothers Aggregate Bond Index              6.99%            5.92%              7.15%
Lipper Multi-Sector Income Funds Average          2.84%            1.40%              3.70%

* The J.P. Morgan Institutional Global Strategic Income Fund's return from it's inception on March 17, 1997 through October 31, 2000 was 5.11%.
For purposes of comparison, the "since inception" returns are calculated from March 31, 1997, the first date when data for the J.P. Morgan Institutional Global Strategic Income Fund, it's benchmark, and its Lipper category were all available.

   Past performance is no guarantee of future results. Fund returns are net of fees, assume the reinvestment of distributions and reflect reimbursement of certain fund and portfolio expenses as described in the prospectus. Had expenses not been subsidized, returns would have been lower. The Lehman Brothers Aggregate Bond Index is an unmanaged index that measures bond market performance. The index does not include fees or expenses and is not available for actual investment. Lipper Analytical Services, Inc. is a leading source for mutual fund data.

PORTFOLIO MANAGER Q&A
--------------------------------------------------------------------------------

[photo of Robert J. Morena]

    The following is an interview with Robert J. Morena, vice president and member of the portfolio management team of the Global Strategic Income Portfolio in which the fund invests. Prior to joining J.P. Morgan Investment Management in 2000, Robert was a managing director at Forest Investment Management. He received a B.A. in economics from Rutgers College. He has passed the National Association of Securities Dealers (NASD) Series 7 and 66, and is a member of the Association for Investment Management and Research, and New York Society of Securities Analysts. This interview was conducted on November 15, 2000, and reflects his views on that date.

WHAT FACTORS IMPACTED THE EXTENDED SPREAD SECTORS THIS PAST YEAR?

    There were several key factors that impacted the extended spread sectors over the past year. At the beginning of the fourth quarter of 1999, spreads were very wide, driven there by investor fears that corporations were going to flood the market with new issue supply due to Y2K fears. As the quarter unfolded, however, these fears subsided and spreads narrowed dramatically in the final three months of 1999.

    Another major development was the U.S. Treasury's announcement in January 2000 that it was going to use part of its fiscal surplus to buyback $30 billion of longer-dated government debt. This caused a major 'flight-to-quality' with extended market spreads widening dramatically as investors purchased long Treasuries. This drove yields lower. The yield curve subsequently inverted, meaning that short-dated securities, with less risk, had higher yields than more risky, longer-dated securities. This anomaly was further exacerbated by the fact that the Federal Reserve was tightening monetary policy over much of the past year, with more frequent and substantive hikes over the first six months of 2000.

    Further affecting the extended spread markets was the impact in March when a senior Treasury official questioned the implied government support of Government Sponsored Entities (GSEs). Investors had to contend with the impact of widening U.S. Agency debt spreads, in addition to the challenges being confronted in high-yield bonds, and emerging market debt.

    Finally, the shifting macroeconomic sands moved from excessive domestic growth in April and May, with market participants expecting another 50-100 basis points of Fed tightening, to a more moderate pace of growth. Investors subsequently believed the Fed would move toward a neutral bias. Spread sectors fluctuated wildly during this period, with emerging market debt and high-yield bonds being impacted the most.

WE'VE BEEN HEARING A GOOD DEAL LATELY ABOUT DETERIORATING CREDIT QUALITY. WHAT WAS THE STORY HERE OVER THE PAST 12 MONTHS?

    Deteriorating credit quality was a major issue for investors, especially in the high-yield sector. The impact of deteriorating credit quality, however, was not limited to high yield. Investment grade corporate debt was impacted as well. The corporate credit market remains asymmetric in terms of its risk-reward profile. By that, I mean a positive earnings story tends to be rewarded with only a small rise in price, whereas a negative earnings story is met with a substantial decline. This asymetric risk and return pattern was even more pronounced in the high-yield market due to companies' more leveraged debt structure and sensitivity to earnings woes.

    The flight to quality and subsequent illiquidity in the high-yield sector resulted in default rates increasing to approximately 5.25%. This shows signs of continuing to increase in the months ahead. To put the impact of the credit debacle into perspective, 30 of the worst 54 biggest bond collapses over the past five years occurred in the first six months of 2000. Approximately 17% of high-yield bonds are trading at distressed prices, compared with 9% in 1999, and 3% in 1998. Distressed is defined as bonds trading at yields of 10% or more above Treasuries.

    Supply, and the ability to bring new bonds to market, has fallen dramatically. This impacted many companies that rely on the capital markets for funding. Also, the banks have tightened their lending standards, which creates a credit squeeze. At the same time, investors are shunning such sectors due to credit

PORTFOLIO MANAGER Q&A
--------------------------------------------------------------------------------

                                                                    (Continued)

related fears and the illiquidity of many bonds. This added to the credit deterioration we saw, since these companies are being starved of much needed capital. Instead, investors put their money into sectors like Treasuries, or securitized product lines, such as mortgages, that were safer and more liquid.

HOW DID YOU POSITION THE PORTFOLIO OVER THE COURSE  OF THE YEAR?

    During the fourth quarter of 1999, the Fund benefited substantially by holding significant positions in emerging market debt, high-yield bonds, and selected international debt markets. All of the aforementioned bond sectors performed extremely well relative to the Lehman Brothers Aggregate Bond Index. As it turned out, most of our annual return was achieved by being well positioned in these sectors during the fourth quarter of 1999. Throughout most of 2000, however, investors were punished for owning most extended market spread products.

    Early in the second quarter of 2000, explosive growth spurred fears that the Fed would substantially raise short-term interest rates to curb economic growth and inflationary pressures. We increased our exposure to private mortgages and international bonds because both seemed safer harbors, in our opinion. Fears that restrictive monetary policy could derail the U.S. economy severely impacted both emerging market debt and high-yield bonds, especially in April and May. As the quarter ended, however, growth slowed substantially, as did fears of further Fed policy action. In response, high-yield bonds and emerging market debt rebounded strongly, but not enough to offset the declines earlier in the quarter.

    During the first two months of the third quarter of 2000, emerging market debt enjoyed explosive gains--rebounding from its second quarter swoon as the U.S. economy slowed to a more moderate pace. We further increased exposure to private mortgages, as the pace of economic growth appeared to slow more than anticipated. Economic uncertainty compelled us to reduce our exposure to emerging markets debt, and we locked in some of the strong profits of July and August. We also lowered our high-yield allocation, fearing that a substantial slowdown would impact this sector as well. Both moves proved timely as growth continued to slow, with lower capital spending and reduced consumer consumption. This raised the prospect of lower corporate earnings.

WHAT DO YOU SEE HAPPENING IN THE EXTENDED SPREAD SECTORS GOING FORWARD?

    We believe that there is considerable value within the extended spread sectors, given the degree to which investors have abandoned them. Over the near term, the macroeconomic picture may still weigh on sectors such as high-yield and emerging market debt. But over the longer-term, we believe investors in such sectors will be well-rewarded.

    A few things have to happen before this occurs, however. Equity markets need to stabilize and cash flows into the high-yield sector need to improve along with default rates. Most importantly, we need monetary policy to change from restrictive to being more accommodative, guiding the economy to the proverbial 'soft-landing'.

    In our view, should these events occur, the reaction in the emerging market debt, corporate private placement, and high-yield sectors could be substantial. Returns may mirror those experienced during the fourth quarter of 1999. In the interim, we plan to maintain a higher concentration in the private mortgage and international bond areas as a more conservative approach to extended market investing.

FUND FACTS
--------------------------------------------------------------------------------

FUND HIGHLIGHTS
                                                                               -
INVESTMENT OBJECTIVE

    J.P. Morgan Institutional Global Strategic Income Fund's investment objective is high total return from a Portfolio of fixed income securities of foreign and domestic issuers. It is designed for investors who seek exposure to high-yielding, international and emerging debt markets in their investment portfolio's. The Portfolio's benchmark is the Lehman Brothers Aggregate Bond Index.

--------------------------------------------------------------------------------
    Inception Date: 3/17/1997
--------------------------------------------------------------------------------
    Fund Net Assets as of 10/31/00: $163,453,946
--------------------------------------------------------------------------------
    Portfolio Net Assets as of 10/31/00: $171,292,895
--------------------------------------------------------------------------------
    Dividend Payable Dates: MONTHLY
--------------------------------------------------------------------------------
    Capital Gain Payable Dates
      (if applicable): 12/20/2000

EXPENSE RATIO

    The Fund's current expense ratio of 0.65% covers shareholders' expenses for custody, tax reporting, investment advisory, and shareholder services, after reimbursement. The Fund is no-load and does not charge any sales, redemption, or exchange fees. There are no additional charges for buying, selling or safekeeping fund shares, or for wiring redemption proceeds from the Fund.

FUND HIGHLIGHTS
--------------------------------------------------------------------------------

All data as of October 31, 2000

PORTFOLIO ALLOCATION
(As a percentage of total investments)

[data from pie chart]

Short-Term Investments                   24.2%
Sovereign Governments and Agencies       20.7%
Corporate Bonds                          15.3%
Mortgage Pass Thru                       14.9%
Private Placements                        8.4%
Collateralized Mortgage Obligations       7.8%
Foreign Corporate Bonds                   5.2%
Asset-Backed Seucirites                   2.4%
U.S. Treasury Securities                  1.1%

--------------------------------------------------------------------------------
    30 Day SEC Yield:  7.04%*
--------------------------------------------------------------------------------
    Duration:  4.69 YEARS

* Yield reflects the reimbursement of certain fund expenses as described in the prospectus. Had expenses not been subsidized the average 30-day SEC yield would have been lower.

DISTRIBUTED BY FUNDS DISTRIBUTOR, INC. J.P. MORGAN INVESTMENT MANAGEMENT INC. SERVES AS INVESTMENT ADVISOR. SHARES OF THE FUND ARE NOT INSURED BY THE FDIC, ARE NOT BANK DEPOSITS OR OTHER OBLIGATIONS OF THE FINANCIAL INSTITUTION AND ARE NOT GUARANTEED BY THE FINANCIAL INSTITUTION. SHARES OF THE FUND ARE SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED. RETURN AND SHARE PRICE WILL FLUCTUATE AND REDEMPTION VALUE MAY BE MORE OR LESS THAN ORIGINAL COST.

Opinions expressed herein are based on current market conditions and are subject to change without notice. The Fund invests through a master portfolio (another fund with the same objective).The Fund invests in foreign securities which are subject to special risks such as economic and political instability and currency fluctuation, especially in emerging markets. The Fund invests in mortgage related securities which are sensitive to interest rate changes. The Fund may invest in futures contracts and other derivatives. The Fund may also invest in junk bonds, which are sensitive to economic news, and whose issuers have a less secure financial position. This may make the fund more volatile.

CALL J.P. MORGAN FUNDS SERVICES AT (800) 766-7722 FOR A PROSPECTUS CONTAINING MORE COMPLETE INFORMATION ABOUT THE FUND, INCLUDING MANAGEMENT FEES AND OTHER EXPENSES. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

J.P. MORGAN INSTITUTIONAL GLOBAL STRATEGIC INCOME FUND
STATEMENT OF ASSETS AND LIABILITIES
--------------------------------------------------------------------------------
OCTOBER 31, 2000

ASSETS
Investment in The Global Strategic Income
   Portfolio ("Portfolio"), at value                             $163,929,903
Receivable for Expense Reimbursements                                  21,525
Deferred Organization Expenses                                          9,701
Prepaid Trustees' Fee                                                     233
Prepaid Expenses and Other Assets                                         583
                                                                 ------------
TOTAL ASSETS                                                      163,961,945
                                                                 ------------
LIABILITIES
Dividends Payable to Shareholders                                     432,609
Shareholder Servicing Fee Payable                                      13,667
Administrative Services Fee Payable                                     3,270
Fund Services Fee Payable                                                 109
Administration Fee Payable                                                 63
Accrued Expenses and Other Liabilities                                 58,281
                                                                 ------------
TOTAL LIABILITIES                                                     507,999
                                                                 ------------
NET ASSETS
Applicable to 17,588,787 Shares of
   Beneficial Interest Outstanding
   (par value $0.001, unlimited shares authorized)               $163,453,946
                                                                 ============
Net Asset Value, Offering and Redemption Price Per Share                $9.29
                                                                 ============
ANALYSIS OF NET ASSETS
Paid-in Capital                                                  $185,165,243
Undistributed Net Investment Income                                 4,412,467
Accumulated Net Realized Loss on Investment                       (20,046,446)
Net Unrealized Depreciation of Investment                          (6,077,318)
                                                                 -------------
NET ASSETS                                                       $163,453,946
                                                                 ============

    The Accompanying Notes are an Integral Part of the Financial Statements.
6

J.P. MORGAN INSTITUTIONAL GLOBAL STRATEGIC INCOME FUND
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------
FOR THE YEAR ENDED OCTOBER 31, 2000

INVESTMENT INCOME ALLOCATED FROM PORTFOLIO
INCOME

Allocated Investment Income from Portfolio                         $12,857,122
Allocated Portfolio Expenses
   (Net of Reimbursement of $3,544)                                   (963,946)
                                                                   -----------
     Net Investment Income Allocated from Portfolio                11,893,176
                                                                   -----------
FUND EXPENSES
Shareholder Servicing Fee                                              160,594
Administrative Services Fee                                             39,147
Financial and Fund Accounting Services Fee                              38,575
Transfer Agent Fees                                                     20,045
Registration Fees                                                       15,654
Professional Fees                                                       12,775
Printing Expenses                                                       10,745
Amortization of Organization Expenses                                    7,054
Fund Services Fee                                                        2,558
Administration Fee                                                       1,823
Trustees' Fees and Expenses                                              1,624
Miscellaneous                                                            9,681
                                                                   -----------
     Total Fund Expenses                                               320,275
Less: Reimbursement of Expenses                                      (240,528)
                                                                   -----------
     Net Fund Expenses                                                  79,747
                                                                   -----------
NET INVESTMENT INCOME                                               11,813,429
                                                                   -----------
REALIZED AND UNREALIZED GAIN (LOSS)
NET REALIZED LOSS ON INVESTMENT ALLOCATED FROM PORTFOLIO            (2,625,909)
                                                                   ------------
NET CHANGE IN UNREALIZED APPRECIATION OF
INVESTMENT ALLOCATED FROM PORTFOLIO                                  1,428,863
                                                                   -----------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS               $10,616,383
                                                                   ===========

The Accompanying Notes are an Integral Part of the Financial Statements.
    7

J.P. MORGAN INSTITUTIONAL GLOBAL STRATEGIC INCOME FUND
STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------
FOR THE YEARS ENDED OCTOBER 31

DECREASE IN NET ASSETS                                               2000                  1999
FROM OPERATIONS
Net Investment Income                                            $11,813,429            $15,272,513
Net Realized Loss on Investment Allocated from Portfolio          (2,625,909)            (5,304,293)
Net Change in Unrealized Appreciation (Depreciation)
   of Investment Allocated from Portfolio                          1,428,863             (4,635,965)
                                                                  -----------         --------------
    Net Increase in Net Assets Resulting from Operations          10,616,383              5,332,255
                                                                  -----------         --------------
DISTRIBUTIONS TO SHAREHOLDERS FROM
Net Investment Income                                            (11,789,446)           (14,731,284)
                                                                 ------------         --------------
TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST
Proceeds from Shares of Beneficial Interest Sold                  45,747,049            83,529,714
Reinvestment of Dividends and Distributions                        6,676,664            10,152,724
Cost of Shares of Beneficial Interest Redeemed                   (70,881,783)         (124,898,498)
                                                                 ------------         -------------
    Net Decrease from Transactions in
       Shares of Beneficial Interest                             (18,458,070)          (31,216,060)
                                                                 ------------         -------------
    Total Decrease in Net Assets                                 (19,631,133)          (40,615,089)
                                                                 ------------         --------------
NET ASSETS
Beginning of Year                                                183,085,079            223,700,168
                                                                 ------------         -------------
End of Year                                                      $163,453,946          $183,085,079
                                                                 ============         ==============
Undistributed Net Investment Income                                $4,412,467             1,126,035
                                                                 ============         ==============
TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST
Shares of Beneficial Interest Sold                                4,896,318              8,592,808
Shares of Beneficial Interest Reinvested                            716,860              1,056,412
Shares of Beneficial Interest Redeemed                           (7,599,650)           (13,097,613)
                                                                 -----------         --------------
    Net Decrease in Shares of Beneficial Interest                 (1,986,472)           (3,448,393)
                                                                 ============        ==============

     The Accompanying Notes are an Integral Part of the Financial Statements.
8

J.P. MORGAN INSTITUTIONAL GLOBAL STRATEGIC INCOME FUND
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

SELECTED DATA FOR A SHARE OUTSTANDING
THROUGHOUT
EACH PERIOD ARE AS FOLLOWS:

                                                                                                   FOR THE PERIOD
                                                                                                   MARCH 17, 1997
                                                                                                  (COMMENCEMENT OF
                                                           FOR THE YEARS ENDED OCTOBER 31         OPERATIONS)
                                                                      THROUGH
                                                         2000         1999           1998          OCTOBER 31, 1997
                                                  --------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                    $9.35         $9.72         $10.16             $10.00
                                                  --------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS
Net Investment Income                                    0.88         0.62           0.75               0.46
Net Realized and Unrealized Gain (Loss)
    on Investment                                       (0.25)       (0.37)         (0.45)              0.15
                                                  --------------------------------------------------------------------
Total from Investment Operations                         0.63         0.25           0.30               0.61
                                                  --------------------------------------------------------------------
LESS DISTRIBUTIONS TO SHAREHOLDERS FROM
Net Investment Income                                   (0.69)       (0.62)         (0.70)             (0.45)
           Net Realized Gain                               -            -           (0.02)                -
           Return of Capital                               -            -           (0.02)                -
                                                  --------------------------------------------------------------------
Total Distributions to Shareholders                     (0.69)       (0.62)         (0.74)             (0.45)
                                                  --------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                          $9.29         $9.35          $9.72             $10.16
                                                  ====================================================================
RATIOS AND SUPPLEMENTAL DATA
Total Return                                             6.93%        2.62%          2.91%            6.15%(a)
        Net Assets, End of Period (in thousands)       $163,454     $183,085       $223,700           $105,051
Ratio to Average Net Assets
    Net Expenses                                         0.65%        0.65%          0.65%            0.65%(b)
    Net Investment Income                                7.36%        6.70%          6.59%            7.12%(b)
    Expenses without Reimbursement                       0.80%        0.78%          0.83%            1.18%(b)

(a)  Not annualized
(b)  Annualized


The Accompanying Notes are an Integral Part of the Financial Statements.
  9

J.P. MORGAN INSTITUTIONAL GLOBAL STRATEGIC INCOME FUND
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

OCTOBER 31, 2000

--------------------------------------------------------------------------------
1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--J.P. Morgan Institutional Global Strategic Income Fund (the "Fund") is a separate series of J.P. Morgan Institutional Funds, a Massachusetts business trust (the "Trust") which was organized on November 4, 1992. The Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund commenced operations on March 17, 1997.

    The Fund invests all of its investable assets in The Global Strategic Income Portfolio (the "Portfolio"), a no load diversified open-end management investment company having the same investment objective as the Fund. The value of such investment included in the Statement of Assets and Liabilities reflects the Fund's proportionate interest in the net assets of the Portfolio (approximately 96% at October 31, 2000). The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual amounts could differ from those estimates. The following is a summary of the significant accounting policies of the Fund:

    SECURITY VALUATION--Valuation of securities by the Portfolio is discussed in
Note 1 of the Portfolio's Notes to Financial Statements that are included elsewhere in this report.

    SECURITY TRANSACTIONS--Security transactions are accounted for as of the trade date. Realized gains and losses are determined on the identified cost basis, which is also used for federal income tax purposes.

    INVESTMENT INCOME--The Fund earns income, net of expenses, daily on its investment in the Portfolio. All net investment income, realized and unrealized gains and losses of the Portfolio is allocated pro-rata among the Fund and other investors in the Portfolio at the time of such determination.

    EXPENSES--Expenses incurred by the Trust with respect to any two or more Funds in the Trust are allocated in proportion to the net assets of each Fund in the Trust, except where allocations of direct expenses to each Fund can otherwise be made fairly.

    ORGANIZATION EXPENSES--The Fund incurred organization expenses in the amount of $30,864 which have been deferred and are being amortized on a straight-line basis over a period not to exceed five years beginning with the commencement of operations of the Fund.

    INCOME TAX STATUS--It is the Fund's policy to distribute all net investment income and net realized gains to shareholders and to otherwise qualify as a regulated investment company under the provisions of the Internal Revenue Code. Accordingly, no provision has been made for federal or state income taxes.

    DISTRIBUTIONS TO SHAREHOLDERS--Distributions to a shareholder are recorded on the ex-dividend date. Distributions from net investment income are declared daily and paid monthly. Distributions from net realized gains, if any, are paid annually.

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES

    ADMINISTRATIVE SERVICES--The Trust has an Administrative Services Agreement (the "Services Agreement") with Morgan Guaranty Trust Company of New York ("Morgan") under which Morgan is responsible for certain aspects of the administration and operation of the Fund. Under the Services Agreement, the Fund has agreed to pay Morgan a fee equal to its allocable share of an annual complex-wide charge. This charge is calculated based on the aggregate average daily net assets of the Trust and certain other registered investment companies for which J.P. Morgan Investment Management, Inc. ("JPMIM") acts as investment advisor in accordance with the following annual schedule: 0.09% on the first
$7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion less the complex-wide fees payable to Funds Distributor, Inc. The portion of this charge payable by the Fund is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which Morgan provides similar services.

    Morgan has agreed to reimburse the Fund to the extent necessary to maintain the total operating expenses (which excludes interest and dividend expenses, taxes and extraordinary items) of the Fund, including the expenses allocated to the Fund from the Portfolio, at no more than 0.65% of the average daily net assets of the Fund. This reimbursement arrangement can be changed or terminated at any time after February 28, 2001 at the option of Morgan.

J.P. MORGAN INSTITUTIONAL GLOBAL STRATEGIC INCOME FUND
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)
OCTOBER 31, 2000
--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES (CONTINUED)

    ADMINISTRATION--The Trust has retained Funds Distributor, Inc. ("FDI"), a registered broker-dealer, to serve as the co-administrator and distributor for the Fund. Under a Co-Administration Agreement between FDI and the Trust, FDI provides administrative services necessary for the operations of the Fund, furnishes office space and facilities required for conducting the business of the Fund and pays the compensation of the Fund's officers affiliated with FDI. The Fund has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The portion of this charge payable by the Fund is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which FDI provides similar services.

    SHAREHOLDER SERVICING--The Trust has a Shareholder Servicing Agreement with Morgan under which Morgan provides account administration and personal account maintenance service to Fund shareholders. The agreement provides for the Fund to pay Morgan a fee for these services that is computed daily and paid monthly at an annual rate of 0.10% of the average daily net assets of the Fund.

    FUND SERVICES--The Trust has a Fund Services Agreement with Pierpont Group, Inc. ("PGI") to assist the Trustees in exercising their overall supervisory responsibilities for the Trust's affairs. The Trustees of the Trust represent all the existing shareholders of PGI.

    Each Trustee receives an aggregate annual fee of $75,000 for serving on the boards of the Trust, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, and other registered investment companies in which they invest. The Trustees' Fees and Expenses shown in the financial statements represent the Fund's allocated portion of the total Trustees' fees and expenses. The Trust's Chairman and Chief Executive Officer also serves as Chairman of PGI and receives compensation and employee benefits from PGI. The allocated portion of such compensation and benefits included in the Fund Services Fee shown on the Statement of Operations was $500.

--------------------------------------------------------------------------------
3. FEDERAL INCOME TAXES

    For federal income tax purposes, the Fund had a capital loss carryforward as of October 31, 2000, of approximately $19,992,145, of which $8,890,820 expires in 2006, $4,747,768 expires in 2007 and $6,353,557 expires in 2008. Accordingly, no capital gains distribution is expected to be paid to shareholders until net gains have been realized in excess of this amount.

    Income distributions and capital gain distributions, if any, are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to the differing treatment of net operating losses, foreign currency and tax allocation. Accordingly, these permanent differences in the character of income and distributions between financials statements and tax basis have been reclassified to paid-in-capital. During the year ended October 31, 2000, the following reclassifications were made: increase Undistributed Net Investment Income by $3,262,449, decrease Paid-in-Capital by $7,849 and increase Accumulated Net Realized Loss on Investment by $3,254,600. The adjustments are primarily attributable to foreign currency reclasses. Net investment income, net realized losses and net assets were not affected by this change.

--------------------------------------------------------------------------------
4. CONCENTRATION OF RISK

    From time to time, the Fund may have a concentration of several shareholders holding a significant percentage of shares outstanding. Investment activities of these shareholders could have a material impact on the Fund and Portfolio.

J.P. MORGAN INSTITUTIONAL GLOBAL STRATEGIC INCOME FUND
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)
OCTOBER 31, 2000
--------------------------------------------------------------------------------
5. BANK LOANS

    The Fund may borrow money for temporary or emergency purposes, such as funding shareholder redemptions. Effective May 23, 2000, the Fund, along with certain other Funds managed by JPMIM, entered into a $150,000,000 bank line of credit agreement with DeutscheBank. Borrowings under the agreement will bear interest at approximate market rates. A commitment fee at an annual rate of 0.085% is charged on the unused portion of the committed amount.

--------------------------------------------------------------------------------
6. SUBSEQUENT EVENTS

    On September 13, 2000, J.P. Morgan & Co. Incorporated and The Chase Manhattan Corporation announced that they have entered into an agreement and plan of merger. The transaction is expected to close in December 2000 and is subject to approval by shareholders of both companies.

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Trustees and Shareholders of
J.P. Morgan Institutional Global Strategic Income Fund

In our opinion, the accompanying statement of assets and liabilities and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of J.P. Morgan Institutional Global Strategic Income Fund (one of the series constituting part of the J.P. Morgan Institutional Funds, hereafter referred to as the "Fund") at October 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the three years in the period then ended and for the period March 17, 1997 (commencement of operations) through October 31, 1997, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
December 21, 2000

THE GLOBAL STRATEGIC INCOME PORTFOLIO

Annual Report October 31, 2000

(The following pages should be read in conjunction with J.P. Morgan Institutional Global Strategic Income Fund Annual Financial Statements)

THE GLOBAL STRATEGIC INCOME PORTFOLIO - SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

OCTOBER 31, 2000

PRINCIPAL AMOUNT                                                        VALUE
--------------------------------------------------------------------------------
ASSET-BACKED SECURITIES - 2.4%
FINANCIAL SERVICES - 2.4%

   $ 549,406  DLJMAC, Series 1997 A1, 8.11%, 7/25/27                  $    514,725
   2,500,000  Green Tree Financial Corporation, Series
               1999-2, Class B1, 8.41%, 12/1/30                          2,289,050
   2,000,000  Green Tree Financial Corporation, Series
               1999-3, Class B1, 8.37%, 2/1/31                           1,815,000
     109,196  Home MAC Mortgage Securities Corp.,
               Series 1985-1, 11.38%, 8/1/15                               107,422
                                                                       -----------
TOTAL ASSET-BACKED SECURITIES                                            4,726,197
                                                                       ------------
   (Cost $5,168,086)

COLLATERALIZED MORTGAGE OBLIGATIONS - 7.8%

FINANCIAL SERVICES - 7.8%
  1,544,257  Banc of America Commercial Mortgage Inc.,
              Series 2000-1, Class A1A SEQ, 7.11%,
              11/15/08                                                   1,547,636
    500,000  COMM, Series 2000 FL1A, Class H, Floater,
              7.90%, 11/16/00, resets monthly off the
              1-month LIBOR plus 1.28%                                     490,000
    400,000  COMM, Series 2000 FL2A, Class G-NW
              Floater, 7.82%, 11/15/00, resets monthly off
              the 1-month LIBOR plus 1.20%                                 400,000
 11,250,879  CS First Boston Mortgage Securities Corp.,
              Series 1997-2, Class X, I0,144A, CSTR, NTL
              1.01%, 6/25/20(v)                                            299,870
  1,200,000  CS First Boston Mortgage Securities Corp.,
              Series 1999 C1, Class A2 SEQ, 7.29%,
              9/15/09                                                    1,214,324
  1,331,239  First Union Commercial Mortgage Trust, Series
              1999 C1, Class A1 SEQ, 5.73%, 1/15/08                      1,277,625
  3,529,056  FNMA, Series 1994-53, Class G, PO,
              11/25/23(s)                                                2,203,454
  1,200,000  Heller Financial Commercial Mortgage Asset,
              Series 1999 PH1, Class A2 SEQ, 6.85%,
              5/15/31                                                    1,179,187
  1,000,000  Morgan Stanley Capital I, Series 1997 XL1,
              Class G, 144A, 7.70%, 10/3/30(s)                             854,531
  1,500,000  Morgan Stanley Capital I, Series 1998 XL1,
              Class A3 SEQ, 6.48%, 6/3/30(s)                             1,451,016
  1,195,588  Morgan Stanley Capital I, Series 1999 WF1,
              Class A1 SEQ, 5.91%, 4/15/08(s)                            1,148,978
    300,000  Morgan Stanley Capital I, Series 2000 HG,
              Class E, 144A, CSTR, 8.20%, 12/3/05                          301,922
  1,440,000  Nomura Asset Securities Corporation, Series
             1998 D6, Class A1B SEQ, 6.59%, 3/17/28                      1,394,100
    300,000  PNC Mortgage Acceptance Corp., Series 2000
              C2, Class A2 SEQ, 7.30%, 9/12/10                             301,172
  1,500,000  Salomon Brothers Mortgage Securities VII,
              Series 2000 C1, Class A2 SEQ, 7.52%,
              12/18/09                                                   1,479,375
                                                                       -----------
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS                                15,543,190
                                                                       ------------
   (Cost $15,748,253)

PRINCIPAL AMOUNT                                                        VALUE
--------------------------------------------------------------------------------
CORPORATE BONDS - 15.3%
AIRLINES - 0.4%

 $700,000  Northwest Airlines Corp., Series 2000-1,
            Class G, 8.07%, 10/1/19(s)                               $  710,703
                                                                     ----------
APPAREL & TEXTILES - 0.1%
 170,000  Polymer Group Inc., Series B, 9.00%, 7/1/07                   122,400
                                                                     ----------
BANKS - 0.4%
 750,000  First Union Corp., 8.13%, 6/24/02(s)                          760,433
                                                                     ----------
CHEMICALS - 0.4%
 300,000  Huntsman ICI Chemicals LLC, 10.13%, 7/1/09                    288,000
 500,000  Scotts Co., 144A, 8.63%, 1/15/09                              477,500
                                                                        765,500
                                                                     ----------
DEFENSE/AEROSPACE - 0.3%
 500,000  Northrop-Grumman Corp., 9.38%, 10/15/24(s)                    512,480
                                                                     ----------
ELECTRICAL EQUIPMENT - 0.2%
 450,000  Flextronics International Ltd., 144A, 9.88%,
           7/1/10                                                      454,500
                                                                     ---------
ELECTRICAL UTILITY - 0.9%
 300,000  Calpine Corp., 7.88%, 4/1/08                                  288,000
 400,000  Cogentrix Energy Inc., 8.75%, 10/15/08                        401,000
 500,000  Dominion Resources Inc., Series 2010 A,
           8.13%, 6/15/10(s)                                            515,530
 739,791  Kincaid Generation LLC, 144A, 7.33%,
              6/15/20(s)                                                656,557
                                                                     ----------
                                                                      1,861,087
                                                                     ----------
ENTERTAINMENT - 0.2%
 700,000  Six Flags Inc., 12.58%, 4/1/08(v)(y)                          472,500
                                                                     ----------
FINANCIAL SERVICES - 1.0%
 750,000  Destination Film Funding Corp, 144A, 6.25%,
           10/15/03(s)                                                  699,375
 325,000  ERAC USA Finance Company, 144A, MTN,
           9.13%, 12/15/04(s)                                           345,553
 750,000  Ford Motor Credit Co., 7.88%, 6/15/10(s)                      752,077
 229,364  Oil Purchase Company, 144A, 7.10%, 4/30/02(s)                 219,043
                                                                     ----------
                                                                      2,016,048
                                                                     ----------
FOOD & BEVERAGE - 0.3%
 350,000  Smithfield Foods Inc., 7.63%, 2/15/08                         317,625
 275,000  Sun World International, Series B, 11.25%,
            4/15/04                                                     254,375
                                                                     ----------
                                                                        572,000
                                                                     ----------
FOREST PRODUCTS & PAPER - 0.6%
 450,000  International Paper Co., 144A, 8.13%, 7/8/05(s)               463,127
 500,000  Riverwood International Corp., 10.63%, 8/1/07                 490,000
 250,000  Stone Container Corp., 12.25%, 4/1/02(v)                      250,000
                                                                     ----------
                                                                      1,203,127
                                                                     ----------
INDUSTRIAL PARTS - 0.1%
 140,000  US Can Corp., 144A, 12.38%, 10/1/10                           137,200
                                                                     ----------

The Accompanying Notes are an Integral Part of the Financial Statements.
     15

THE GLOBAL STRATEGIC INCOME PORTFOLIO - SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)

OCTOBER 31, 2000

PRINCIPAL AMOUNT                                                        VALUE
--------------------------------------------------------------------------------
INDUSTRIAL SERVICES - 0.1%

$  140,000  Allied Waste Industries, Inc., Series B,
             10.00%, 8/1/09                                           $   118,300
                                                                      -----------
INTERNET - 0.3%
   300,000  Exodus Communications Inc., 144A, 11.63%,
              7/15/10                                                     280,500
   250,000  PSINet Inc., 10.50%, 12/1/06                                  121,250
   250,000  PSINet Inc., Series B, 10.00%, 2/15/05                        121,250
                                                                       ----------
                                                                          523,000
                                                                       ----------
LEISURE - 0.2%
   195,000  MGM Mirage, 9.75%, 6/1/07                                     202,069
   285,000  Park Place Entertainment Corp., 8.88%,
             9/15/08                                                      280,012
                                                                       ----------
                                                                          482,081
                                                                       ----------
LIFE & HEALTH INSURANCE - 0.3%
   695,000  Prudential Insurance Company of America,
             144A, 6.38%, 7/23/06(s)                                      656,872
                                                                       ----------
MEDIA - 2.9%
   700,000  Ackerley Group Inc., 9.00%, 144A, 1/15/09                     654,500
   500,000  Adelphia Communications, 8.13%, 7/15/03                       455,000
   400,000  Chancellor Broadcasting Co., Series B, 8.75%,
             6/15/07                                                      410,000
   400,000  Charter Communications Holdings LLC,
             14.07%, 4/1/11(v)(y)                                         230,000
   250,000  Charter Communications Holdings LLC/
             Charter Communications Holdings Capital
             Corp., 10.00%, 4/1/09                                        244,375
   250,000  Classic Cable Inc., 10.50%, 3/1/10                            205,000
   500,000  Clear Channel Communications, 7.88%,
             6/15/05(s)                                                   503,920
   500,000  CSC Holdings Inc., 10.50%, 5/15/16                            530,000
   500,000  Echostar DBS Corp., 9.38%, 2/1/09                             491,875
   600,000  Emmis Communications Corp., 8.13%, 3/15/09                    562,500
   300,000  Fox Family Worldwide Inc., 9.25%, 11/1/07                     284,250
   500,000  Fox Sports Networks LLC, 8.88%, 8/15/07                       502,500
   450,000  Lamar Media Corp., 8.63%, 9/15/07                             438,750
                                                                       ----------
                                                                        5,512,670
                                                                       ----------
MEDICAL PROVIDERS & SERVICES - 0.3%
   140,000  Healthsouth Corp., 144A, 10.75%, 10/1/08                      141,400
   700,000  Mariner Post-Acute Network, Inc., Series B,
             9.50%, 4/1/06(d)(+)                                            3,500
   500,000  Triad Hospitals Holdings Inc., 144A, 11.00%,
             5/15/09                                                      520,000
                                                                       ----------
                                                                          664,900
                                                                       ----------
MINING & METALS - 0.2%
   400,000  P&L Coal Holdings Corp., Series B, 9.63%,
             5/15/08                                                      388,500
                                                                       ----------
OIL REFINING - 0.4%
   500,000  Lasmo (USA), Inc., 7.50%, 6/30/06                             498,245
   300,000  Pogo Producing Co., Series B, 10.38%,
             2/15/09                                                      312,000
                                                                       ----------
                                                                          810,245
                                                                       ----------

PRINCIPAL AMOUNT                                                        VALUE
--------------------------------------------------------------------------------

OIL SERVICES - 1.1%
$300,000  Eott Energy Partners LP/Eott Energy Finance
            Corp., 11.00%, 10/1/09                                    $   318,750
 300,000  Newpark Resources, Series B, 8.63%, 12/15/07                    277,500
 300,000  Ocean Energy, Inc., Series B, 8.88%, 7/15/07                    303,750
 500,000  Phillips Petroleum Co., 8.75%, 5/25/10                          545,320
 750,000  Williams Cos. Inc., 6.20%, 8/1/02                               738,090
                                                                      -----------
                                                                        2,183,410
                                                                      -----------
PUBLISHING - 0.2%
 400,000  American Media Operation Inc., 10.25%,
           5/1/09                                                         393,000
                                                                      -----------
REAL ESTATE INVESTMENT TRUST - 0.1%
 100,000  Felcor Lodging LP, 144A, 9.50%, 9/15/08                          98,811
 180,000  Host Marriott LP, 144A, 9.25%, 10/1/07                          178,650
                                                                      -----------
                                                                          277,461
                                                                      -----------
TELEPHONE - 2.7%
 500,000  Alaska Communications Systems Holdings
            Inc., 9.38%, 5/15/09                                          430,000
 160,000  Allegiance Telecom, Inc., 12.88%, 5/15/08                       160,800
 300,000  Focal Communications Corp., 11.88%,
            1/15/10                                                       219,000
 275,000  Global Crossing Holding Ltd., 9.13%,
           11/15/06                                                       262,625
 140,000  Intermedia Communications, Series B, 9.50%,
            3/1/09                                                        136,500
 300,000  ITC Deltacom Inc., 8.88%, 3/1/08                                231,000
 200,000  ITC Deltacom Inc., 9.75%, 11/15/08                              161,500
 500,000  Level 3 Communications Inc., 9.13%, 5/1/08                      405,000
 155,000  McLeodUSA Inc., 9.50%, 11/1/08                                  144,150
 100,000  McLeodUSA Inc., 8.13%, 2/15/09                                   86,500
 500,000  Metromedia Fiber Network Inc., Series B,
          10.00%, 11/15/08                                                445,000
 300,000  XO Communications, 10.75%, 11/15/08                             262,500
 500,000  NTL Communications Corp., 11.50%, 10/1/08                       460,000
1,000,000  Qwest Capital Funding Inc., 7.90%, 8/15/10(s)                1,014,410
 350,000  RCN Corp., 10.00%, 10/15/07                                     252,000
 600,000  Sprint Capital Corp., 6.38%, 5/1/09(s)                          536,940
 250,000  Time Warner Telecom Inc., 9.75%, 7/15/08                        221,250
                                                                      -----------
                                                                        5,429,175
                                                                      -----------
THRIFTS - 0.2%
 400,000  Sovereign Bancorp Inc., 10.50%, 11/15/06                        406,000
                                                                      -----------
TRUCKING & SHIPPING & AIR FREIGHT - 0.3%
 250,000  Atlantic Express, 10.75%, 2/1/04                                215,000
 400,000  Teekay Shipping Corp., 8.32%, 2/1/08                            382,000
                                                                      -----------
                                                                          597,000
                                                                      -----------
WIRELESS TELECOMMUNICATIONS - 1.1%
 650,000  Crown Castle International Corp., 11.45%,
           5/15/11(v)(y)                                                  416,000
 400,000  FLAG Telecom Holdings Ltd., 8.25%, 1/30/08                      336,000
 500,000  Nextel Communications, Inc., 9.38%, 11/15/09                    485,000
 200,000  Nextel Partners Inc., 11.00%, 3/15/10                           199,000
 250,000  TeleCorp PCS Inc., 10.63%, 7/15/10                              247,500
 200,000  Tritel PCS Inc., 12.88%, 5/15/09(v)(y)                          128,000

    The Accompanying Notes are an Integral Part of the Financial Statements.
16

THE GLOBAL STRATEGIC INCOME PORTFOLIO - SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)
OCTOBER 31, 2000

PRINCIPAL AMOUNT                                                        VALUE
--------------------------------------------------------------------------------
 $400,000  Voicestream Wireless Corp./Voicestream
             Wireless Holding Corp., 10.38%, 11/15/09                       $   427,000
                                                                            -----------
                                                                              2,238,500
                                                                            -----------
TOTAL CORPORATE BONDS                                                        30,269,092
                                                                            -----------
   (Cost $32,630,990)

FOREIGN CORPORATE BONDS - 5.2%

BANKS - 1.1%
    950,000  Barclays Bank Plc, 144A, 8.55%, 9/29/49(s)                       956,365
    170,000  Cho Hung Bank Co., Ltd., 144A, 11.50%,
              4/1/10                                                          162,350
    300,000  National Australia Bank, 6.60%, 12/10/07(s)                      285,135
  1,000,000  National Australia Bank, 8.60%, 5/19/10(s)                     1,062,699
                                                                            ---------
                                                                            2,466,549
                                                                            ---------
CHEMICALS - 0.3%
    300,000  Avecia Group Plc, 11.00%, 7/1/09                                 289,500
    250,000  Reliance Industries Ltd., 144A, 10.38%,
              6/24/16                                                         236,550
                                                                            ---------
                                                                              526,050
                                                                            ---------
CONSTRUCTION & REAL PROPERTY - 0.1%
   100,000  Cemex Central S.A. de C.V., 144A, 8.63%,
             7/18/03                                                           99,750
                                                                            ---------
ELECTRICAL UTILITY - 0.1%
   50,000  CE Casecnan Water & Energy, Series B,
             11.95%, 11/15/10                                                  44,000
  225,000  Financiera Energetica Nacional, 144A, 9.38%,
             6/15/06                                                          177,750
                                                                            ---------
                                                                              221,750
                                                                            ---------
FINANCIAL SERVICES - 0.1%
150,000  HSBC Capital Funding LP, 144A, 10.18%,
          6/30/30, resets quarterly after 6/30/30
          off the 3-month LIBOR plus 4.98%
          with no caps(s)(v)                                                   164,153
                                                                            ----------
GAS & WATER UTILITIES - 0.4%
   750,000  United Utilities Plc, 6.25%, 8/15/05(s)                            704,865
                                                                            ----------
INFORMATION SERVICES - 0.4%
   750,000  Marconi Corporation Plc, 8.38%, 9/15/30(s)                         715,223
                                                                            ----------
MEDIA - 0.7%
   150,000  Callahan Nordrhein-Westfalen GmbH, 144A,
             14.00%, 7/15/10                                                   144,750
   275,000  eKabel Hessen GmbH, 144A, 14.50%, 9/1/10                           258,500
   500,000  Rogers Cablesystems Ltd., 10.00%, 12/1/07                          520,000
   250,000  Telewest Communications Plc, 144A, 9.88%,
             2/1/10                                                            197,500
   100,000  TV Azteca S.A. de C.V., 10.50%, 2/15/07                             92,000
   400,000  United Pan-Europe Communications, Series B,
             10.88%, 11/1/07                                                   320,000
                                                                            -----------
                                                                             1,532,750
                                                                            -----------
OIL REFINING - 0.1%
   160,000  Triton Energy Ltd., 144A, 8.88%, 10/1/07                           160,000
                                                                            -----------


PRINCIPAL AMOUNT                                                   VALUE
--------------------------------------------------------------------------------

OIL SERVICES(z)
 $ 100,000  RAS Laffan Liquify Natural Gas, 144A, 8.29%,
             3/15/14                                                        $   91,750
                                                                            ----------
RAILROADS - 0.1%
 140,000  TFM S.A. de C.V., 4.01%, 6/15/09(v)(y)                                99,400
                                                                            ----------
TELECOMMUNICATIONS - 0.2%
 350,000  360networks Inc., 12.50%, 12/15/05                                   301,000
                                                                            ----------
TELEPHONE - 1.0%
 200,000  Asia Global Crossing Ltd., 144A, 13.38%,
           10/15/10                                                            185,000
 425,000  Deutsche Telekom International Finance BV,
           8.00%, 6/15/10(s)                                                   433,194
 250,000  Globe Telecom Inc., 144A, 13.00%, 8/1/09                             252,500
 100,000  Globo Comunicacoes e Participacoes S.A.,
           10.63%, 12/5/08                                                      83,500
 510,000  Microcell Telecommunications Inc., Series B,
           10.27%, 6/1/06(v)(y)                                                489,600
 250,000  PTC International Finance II SA, 11.25%,
           12/1/09                                                             225,000
 525,000  Telefonica Europe BV, 7.75%, 9/15/10(s)                              527,058
                                                                            ----------
                                                                             2,195,852
                                                                            -----------
WIRELESS TELECOMMUNICATIONS - 0.6%
 465,000  Clearnet Communications Inc., 9.64%,
          12/15/05(v)(y)                                                       493,481
 100,000  Grupo Iusacell S.A de C.V., 14.25%, 12/1/06                          101,250
 500,000  Vodafone Group Plc, 7.63%, 2/15/05                                   507,250
                                                                            ----------
                                                                             1,101,981
                                                                            ----------
TOTAL FOREIGN CORPORATE BONDS                                               10,381,073
   (Cost $10,567,121)                                                       -----------

MORTGAGE PASS THRU - 14.9%
 3,000,000  FHLMC, TBA, 7.00%, 11/01/15                                      2,982,180
 7,500,000  FNMA , TBA, 7.00%, 11/1/30                                       7,347,675
 2,530,000  FNMA, TBA, 7.00%, 11/1/15                                        2,514,188
 2,300,000  FNMA, TBA, 6.50%, 11/1/30                                        2,210,162
 9,700,000  FNMA, TBA, 7.50%, 12/1/30                                        9,675,750
 5,000,000  GNMA, TBA, 6.50%, 11/1/30                                        4,826,550
                                                                           -----------
TOTAL MORTGAGE PASS THRU                                                    29,556,505
                                                                           -----------
   (Cost $29,534,366)

PRIVATE PLACEMENTS - 8.4%

CO-OP APARTMENTS - 4.5%
 2,862,943  127-129-131 West 96th St. Corp. (1st Mortgage
              Agreement on Cooperative Building in New York
              City), 6.85%, 12/1/18(f)                                       2,729,815
 1,064,725  14-16 East 17th St. (1st Mortgage Agreement
             on Cooperative Building in New York City),
             7.00%, 3/1/12(f)                                                1,020,379

The Accompanying Notes are an Integral Part of the Financial Statements.
    17

THE GLOBAL STRATEGIC INCOME PORTFOLIO - SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)

OCTOBER 31, 2000

PRINCIPAL AMOUNT                                                        VALUE
--------------------------------------------------------------------------------
 $1,516,947  270 Fifth Street (1st Mortgage Agreement on
             Cooperative Building in Brooklyn, New York),
             6.93%, 8/1/18(f)                                            $  1,455,344
   480,267  31-33 Mercer Street (1st Mortgage Agreement
             on Cooperative Building in New York City),
             7.49%, 1/1/23(f)                                                 476,901
   601,995  3512 Oxford Avenue (1st Mortgage Agreement
             on Cooperative Building in Riverdale, New
             York), 8.45%, 6/1/17(f)                                          637,670
   602,256  3810 Greystone Avenue (1st Mortgage
             Agreement on Cooperative Building in
             Riverdale, New York), 8.50%, 6/1/17(f)                           633,705
   791,706  421 West 57th Street (1st Mortgage Agreement
             on Cooperative Building in New York City),
             8.98%, 7/1/22(f)                                                 868,803
   477,157  482 East 9th Street, Kensington Gardens Corp.
             (1st Mortgage Agreement on Cooperative
             Building in New York City), 6.85%,
             12/1/18(f)                                                       453,194
   581,084  86-06/86-42 155th Ave., Dartmouth
             Cooperative Corp. (1st Mortgage Agreement
             on Cooperative Building in Howard Beach,
             New York), 7.00%, 1/1/14(f)                                      562,600
                                                                         ------------
                                                                            8,838,411
                                                                         ------------
CONVENTIONAL MULTI-FAMILY - 3.0%
   727,775  Huntington National Bank, 7.24%, 12/5/20(f)                       641,381
 1,564,351  PC Bel Clare Estates, 6.93%, 8/1/18(f)                          1,485,383
 1,329,034  PC Northstar Terrace, 6.63%, 10/1/18(f)                         1,224,426
 1,613,704  PC Shangri LA MHC Co., 6.52%, 10/1/08(f)                        1,490,723
 1,277,623  Three Lakes Estate, 6.06%, 10/1/13(f)                           1,135,181
                                                                         ------------
                                                                            5,977,094
                                                                         ------------
DIRECT OBLIGATIONS - 0.2%
   163,187  Amerada Hess Corp., Leveraged Lease,
            7.33%, 1/1/14(f)                                                  156,834
   320,715  Amerada Hess Corp., Leveraged Lease,
            Series A, 6.14%, 1/1/14(f)                                        287,845
                                                                         ------------
                                                                              444,679
                                                                         ------------
NET LEASE LOANS - 0.7%
 1,357,189  Walgreen Benderson, 7.63%, 11/15/13(f)                          1,301,952
                                                                         ------------
TOTAL PRIVATE PLACEMENTS                                                   16,562,136
                                                                         ------------
   (Cost $17,316,032)

SOVEREIGN GOVERNMENTS AND AGENCIES - 20.7%

ARGENTINA - 1.0%
   257,883  Argentina Bocon, Series Pro-2, 6.62%,
             11/1/00, resets monthly off the 1-month
             LIBOR with no caps(v)                                           201,763
   190,000  City of Buenos Aires, 11.25%, 4/11/07                            166,250
    20,986  Republic of Argentina Pre-2, 6.62%, 4/1/01(v)                     14,737
    39,600  Republic of Argentina, VRN, 7.63%, 3/27/01, resets semi-annually off the 6-month LIBOR plus
             0.8125% with no caps(v)                                          34,422
   395,000  Republic of Argentina, 11.38%, 3/15/10                           337,725
   145,000  Republic of Argentina, 11.75%, 6/15/15                           123,613

PRINCIPAL AMOUNT                                                        VALUE
--------------------------------------------------------------------------------

 $ 210,000  Republic of Argentina, 12.00%, 2/1/20                        $   181,440
   380,000  Republic of Argentina, 9.75%, 9/19/27                            285,950
   122,000  Republic of Argentina Discount Bonds,
             Series L-GL, 7.88%, 11/30/00(v)                                  92,415
   495,360  Republic of Argentina, Floater, 7.63%,
             3/31/05(v)(s)                                                   434,988
   200,000  Republic of Argentina, Series BGL5, 11.38%,
             1/30/17                                                         168,000
                                                                         -----------
                                                                           2,041,303
                                                                         -----------
BARBADOS - 0.1%
 155,000  Government of Barbados, 144A, 8.75%,
           6/15/10                                                           155,775
                                                                         -----------
BRAZIL - 2.7%
  440,000  Federal Republic of Brazil, 12.25%, 3/6/30                         382,800
  100,000  Federal Republic of Brazil, 11.63%, 4/15/04                        101,400
  520,000  Federal Republic of Brazil, 11.25%, 7/26/07                        514,800
  310,000  Federal Republic of Brazil, 9.38%, 4/7/08                          271,250
  676,000  Federal Republic of Brazil, 14.50%, 10/15/09(s)                    721,967
1,084,872  Federal Republic of Brazil C Bonds, 8.00%,
            4/15/14(s)                                                        809,586
   55,413  Federal Republic of Brazil C Bonds, 8.00%,
            4/15/14                                                            41,352
  460,000  Federal Republic of Brazil, 12.75%, 1/15/20                        425,500
  340,000  Federal Republic of Brazil, 10.13%, 5/15/27                        255,000
  710,000  Federal Republic of Brazil, 11.00%, 8/17/40                        543,150
  264,000  Federal Republic of Brazil, Series L, 7.63%,
           4/15/06(s)(v)                                                      241,230
  460,000  Federal Republic of Brazil DCB, Series 18
            Year L, 7.69%, 4/15/12                                            342,125
   90,000  Federal Republic of Brazil DCB, Series RG-L,
            7.69%, 4/15/12                                                     66,938
  165,000  Federal Republic of Brazil Discount Bonds,
            Series 30 Year ZL, 7.63%, 4/15/01, resets
            semi-annually off the 6-month LIBOR plus
            0.8125% with no caps(v)                                           126,122
  290,000  Federal Republic of Brazil NMB, Series 15
             Year L, 7.69%, 4/17/01, resets semi-
             annually off the 6-month LIBOR plus
             0.875% with no caps(v)                                           248,675
 390,000  Federal Republic of Brazil Par Bonds, Series
           30 Year ZL, 6.00%, 4/15/24                                         256,425
                                                                           ----------
                                                                            5,348,320
                                                                           ----------
BULGARIA - 0.5%
 205,000  Republic of Bulgaria, 7.75%, 1/28/01, resets
           semi-annually off the 6-month LIBOR plus
           0.8125% with no caps(v)                                           153,238
 525,000  Republic of Bulgaria, 3.00%, 7/28/12                               376,031
 695,000  Republic of Bulgaria Discount Bonds, Series A,
           7.75%, 1/28/01(v)                                                 522,119
 20,000  Republic of Bulgaria IAB, Series PDI, 7.75%,
          1/28/01, resets semi-annually off the
          6-month LIBOR plus 0.8125% with no caps(v)                          14,950
                                                                           ---------
                                                                           1,066,338
                                                                           ---------
CANADA - 0.7%
CAD  840,000  Government of Canada, 5.50%, 6/1/10                            538,165
   1,000,000  Province of Quebec, 5.75%, 2/15/09                             916,800
                                                                           ---------
                                                                           1,454,965
                                                                           ---------

    The Accompanying Notes are an Integral Part of the Financial Statements.
18

THE GLOBAL STRATEGIC INCOME PORTFOLIO - SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)
OCTOBER 31, 2000

PRINCIPAL AMOUNT                                                        VALUE
--------------------------------------------------------------------------------
COLOMBIA - 0.4%
     $ 150,000  Republic of Colombia, 7.27%, 6/15/03                    $ 135,750
       240,000  Republic of Colombia, 10.88%, 3/9/04                      227,400
       360,000  Republic of Colombia, 9.75%, 4/23/09                      287,280
       120,000  Republic of Colombia, 11.75%, 2/25/20                      95,400
                                                                        ---------
                                                                          745,830
                                                                        ---------
COSTA RICA - 0.1%
       290,000  Republic of Costa Rica, 144A, 10.00%, 8/1/20              290,000
                                                                        ---------
DENMARK - 0.6%
DKK  9,265,000  Kingdom of Denmark, 8.00%, 5/15/03                      1,114,298
                                                                        ---------
FRANCE - 5.1%
EUR  1,740,000  Government of France, 3.50%, 7/12/04                    1,394,596
EUR  1,400,000  Government of France, 5.50%, 4/25/07                    1,200,407
EUR  3,855,000  Government of France, 4.00%, 4/25/09                    2,973,427
EUR    414,000  Government of France, 4.00%, 4/25/09                      319,325
EUR  4,150,000  Government of France, 4.00%, 10/25/09                   3,183,378
EUR    350,000  Government of France, 8.50%, 12/26/12                     377,352
EUR    380,000  Government of France, 8.50%, 4/25/23                      433,370
EUR    250,000  Government of France, 5.50%, 4/25/29                      207,217
                                                                       ----------
                                                                       10,089,072
                                                                       ----------
GERMANY - 0.9%
EUR     210,000  German Federal Republic, Series 94, 6.25%,
                  1/4/24                                                 190,812
EUR   1,000,000  German Federal Republic, Series 97, 6.00%,
                  7/4/07                                                 883,963
EUR     835,000  German Federal Republic, Series 98, 5.63%,
                  1/4/28                                                 705,128
                                                                      ----------
                                                                       1,779,903
                                                                      ----------
ITALY - 2.2%
EUR   2,590,000  Republic of Italy, 3.00%, 2/15/02                     2,135,795
EUR   2,655,000  Republic of Italy, 3.25%, 4/15/04                     2,105,007
EUR     140,000  Republic of Italy, 7.25%, 11/1/26                       138,090
                                                                      ----------
                                                                       4,378,892
                                                                      ----------
JAPAN - 0.4%
JPY  96,000,000  Government of Japan, 1.80%, 6/21/10                     869,003
                                                                      ----------
MEXICO - 1.0%
         50,000  Banco Nacional de Obras, 9.63%, 11/15/03                 51,625
        120,000  Petroleos Mexicanos, 9.50%, 9/15/27                     115,500
         20,000  Petroleos Mexicanos, 9.50%, 9/15/27                      20,200
        400,000  United Mexican States, 7.53%, 4/19/01,
                  resets semi-annually off the 6-month LIBOR
                  plus 0.8125% with no caps(v)                           406,000
        175,000  United Mexican States, 9.88%, 1/15/07                   180,688
        175,000  United Mexican States, 10.38%, 2/17/09                  186,375
         50,000  United Mexican States, 11.38%, 9/15/16                   56,625
         65,000  United Mexican States, 11.38%, 9/15/16                   73,613
        350,000  United Mexican States, 6.25%, 12/31/19                  307,125
        150,000  United Mexican States, 7.52%, 12/31/19,
                  resets semi-annually off the 6-month LIBOR
                  plus 0.8125% with no caps(v)                           152,250
        405,000  United Mexican States, 11.50%, 5/15/26(s)               477,900
                                                                      ----------
                                                                       2,027,901
                                                                      ----------

PRINCIPAL AMOUNT                                                        VALUE
--------------------------------------------------------------------------------

MOROCCO - 0.2%
     $427,398  Kingdom of Morocco, Tranche A, 7.75%,
                12/17/00                                               $ 373,439
                                                                      ----------
NETHERLANDS - 0.6%
      100,000  Cellco Finance NV, 12.75%, 8/1/05                          98,500
EUR   940,000  Government of Netherlands, 6.00%, 1/15/06                 824,153
EUR   340,000  Netherlands Government, 6.00%, 1/15/06                    298,271
                                                                      ----------
                                                                       1,220,924
                                                                      ----------
PANAMA - 0.3%
      141,466  Republic of Panama, PDI, 7.75%, 1/17/01(v)                109,636
      190,000  Republic of Panama, 10.75%, 5/15/20                       185,725
      115,000  Republic of Panama, 8.88%, 9/30/27                         96,888
      160,000  Republic of Panama IRB, Series 18 Year,
                4.50%, 7/17/14(v)                                        126,800
                                                                      ----------
                                                                         519,049
                                                                      ----------
PERU - 0.1%
      215,000  Republic of Peru, PDI, Series 20 year,
                4.50%, 3/7/17(v)                                         129,269
                                                                     -----------
PHILIPPINES - 0.2%
      350,000  Philippine Government International Bond,
                8.60%, 6/15/27                                           227,500
       90,000  Republic of Philippines, 8.88%, 4/15/08                    76,050
      130,000  Republic of Philippines, Series B, 6.50%,
                12/1/17                                                   98,150
                                                                    ------------
                                                                         401,700
                                                                    ------------
QATAR - 0.2%
      100,000  State of Qatar, 144A, 9.50%, 5/21/09                     102,500
      170,000  State of Qatar, 144A, 9.75%, 6/15/30                     163,625
                                                                  -------------
                                                                        266,125
                                                                  -------------
RUSSIAN FEDERATION - 1.1%
      290,000  Russian Federation, 10.00%, 6/26/07                       217,500
      966,750  Russian Federation, 8.25%, 3/31/10                        622,345
      380,000  Russian Federation, 12.75%, 6/24/28                       320,625
    2,685,000  Russian Federation, 2.50%, 3/31/30                      1,013,588
                                                                     -----------
                                                                       2,174,058
                                                                     -----------
SWEDEN - 0.3%
SEK 5,800,000  Swedish Government, 5.50%, 4/12/02                        586,777
                                                                     -----------
TRINIDAD & TOBAGO - 0.4%
      450,000  Republic of Trinidad & Tobago, 144A, 9.88%,
                10/1/09                                                  468,000
      300,000  Republic of Trinidad & Tobago, 144A, 9.75%,
                 7/1/20(s)                                               303,000
                                                                     -----------
                                                                         771,000
                                                                     -----------
TURKEY - 0.4%
      220,000  Republic of Turkey, 12.00%, 12/15/08                      227,700
      465,000  Republic of Turkey, 12.38%, 6/15/09                       467,325
      170,000  Republic of Turkey, 11.88%, 1/15/30                       166,175
                                                                     -----------
                                                                         861,200
                                                                     -----------

The Accompanying Notes are an Integral Part of the Financial Statements.
  19

THE GLOBAL STRATEGIC INCOME PORTFOLIO - SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)
OCTOBER 31, 2000

PRINCIPAL AMOUNT                                                        VALUE
--------------------------------------------------------------------------------
UNITED KINGDOM - 0.9%
GBP  450,000  United Kingdom Gilt, 6.75%, 11/26/04                    $  680,717
GBP  650,000  United Kingdom Gilt, 7.25%, 12/7/07                      1,043,379
                                                                      ----------
                                                                       1,724,096
                                                                      ----------
URUGUAY - 0.1%
     220,000  Republic of Uruguay, 8.75%, 6/22/10                        213,950
                                                                      ----------
VENEZUELA - 0.2%
     357,140  Republic of Venezuela DCB, Series DL, 7.88%,
               12/18/07(v)                                               299,105
     250,000  Republic of Venezuela Par Bonds, Series W-A,
               6.75%, 3/31/20                                            185,625
                                                                     -----------
                                                                         484,730
                                                                     -----------
TOTAL SOVEREIGN GOVERNMENTS AND AGENCIES                              41,087,917
                                                                     -----------
   (Cost $43,346,797)

U.S. TREASURY SECURITIES - 1.1%
     85,000  U.S. Treasury Bonds, 5.50%, 8/15/28(s)                       79,926
  1,700,000  U.S. Treasury Notes, 6.25%, 2/28/02(s)                    1,701,054
    150,000  U.S. Treasury Notes, 4.25%, 11/15/03(s)                     143,226
    160,000  U.S. Treasury Notes, 6.88%, 5/15/06(s)                      167,650
    100,000  U.S. Treasury Notes, 6.63%, 5/15/07                         104,094
                                                                      ----------
TOTAL U.S. TREASURY SECURITIES                                         2,195,950
                                                                      ----------
   (Cost $2,220,457)

RIGHTS(Z)
   860,000  Mexico Value Recovery Rights, Expiring
             6/30/03(+)                                                      -
                                                                      ----------
   (Cost $0)

SHORT-TERM INVESTMENTS - 24.2%

INVESTMENT COMPANIES - 20.0%
    39,509,398  J.P. Morgan Institutional Prime Money
                 Market Fund*(s)                                      39,509,398
                                                                      ----------
TIME DEPOSITS - 4.0%
      4,000,000  Deutsche Bank AG, 6.50%, 11/2/00                      4,000,000
      4,000,000  UBS AG London, 6.56%, 11/2/00                         4,000,000
                                                                      ----------
                                                                       8,000,000
                                                                      ----------
U.S. TREASURY SECURITIES - 0.2%
        310,000  U.S. Treasury Bills, 6.19%, 3/22/01(y)                  302,607
        140,000  U.S. Treasury Notes, 5.63%, 11/30/00(s)                 139,911
                                                                      ----------
                                                                         442,518
                                                                      ----------
TOTAL SHORT-TERM INVESTMENTS                                          47,951,916
                                                                      ----------
   (Cost $47,952,129)
TOTAL INVESTMENT SECURITIES - 100.0%                                $198,273,976
                                                                    ============
   (Cost $204,484,231)

FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS

CONTRACTS       SETTLEMENT       SETTLEMENT                    UNREALIZED
TO BUY          DATE             VALUE          VALUE         APPRECIATION
 116,000 EUR   12/14/00          $  96,415      $  98,524        $2,109
 159,000 EUR   12/14/00            133,662        135,046         1,384
                              ------------------------------------------------
                                  $230,077       $233,570        $3,493
                              ================================================

                                                                               UNREALIZED
CONTRACTS            SETTLEMENT       SETTLEMENT                              APPRECIATION
TO SELL              DATE             VALUE                 VALUE            (DECPRECIATION)
 89,414,275 JPY      12/14/00        $     827,910       $     825,452         $   2,458
    231,000 EUR      12/14/00              192,354             196,198            (3,845)
    782,506 CAD      12/14/00              518,216             512,889             5,327
  9,760,198 DKK      12/14/00            1,105,095           1,113,317            (8,222)
  5,686,011 SEK      12/14/00              562,971             569,534            (6,563)
  1,145,588 GBP      12/14/00            1,658,531           1,665,022            (6,490)
 21,111,288 EUR     12/14/00            17,858,039          17,930,737           (72,698)
                                 -----------------------------------------------------------
                                       $22,723,116         $22,813,149          $(90,033)
                                 ===========================================================

FUTURES CONTRACTS
                                                                       UNREALIZED
                       EXPIRATION            UNDERLYING FACE          APPRECIATION
PURCHASED              DATE                  AMOUNT AT VALUE         (DEPRECIATION)
 45 Eurex Ten Year
      Euro Bond        December 2000           $4,022,461              $8,280
 53  U.S. Five-Year
      Treasury Note    December 2000           5,336,438               23,685
 55  U.S. Five-Year
      Treasury Note    December 2000           5,491,406              (14,850)
 5  U.S. Ten-Year
      Treasury Note    December 2000             503,516               (2,715)
                                         -----------------------------------------
                                              $15,353,821              $14,400
                                         =========================================


                       EXPIRATION            UNDERLYING FACE          UNREALIZED
SOLD                   DATE                  AMOUNT AT VALUE         DEPRECIATION
 15  U.S. Five-Year
      Treasury Note    December 2000          $1,510,313               $(14,379)
 142  U.S. Ten-Year
      Treasury Note    December 2000          14,299,844                (86,602)
                                         ------------------------------------------
                                             $15,810,157              $(100,981)
                                         ==========================================

  The Accompanying Notes are an Integral Part of the Financial Statements.
20

THE GLOBAL STRATEGIC INCOME PORTFOLIO - SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)

OCTOBER 31, 2000

PERCENT OF FOREIGN BONDS    % OF TOTAL INVESTMENTS

Australia                        0.7%
Argentina                        1.0%
Barbados                         0.1%
Brazil                           2.7%
Bulgaria                         0.5%
Canada                           1.6%
Cayman Islands                   0.1%
Colombia                         0.5%
Costa Rica                       0.1%
Denmark                          0.6%
France                           5.1%
Germany                          1.1%
Indonesia                        0.1%
Italy                            2.2%
Japan                            0.4%
Mexico                           1.2%
Morocco                          0.2%
Netherlands                      1.2%
Panama                           0.3%
Peru                             0.1%
Philippines                      0.3%
Poland                           0.1%
Qatar                            0.2%
Russian Federation               1.1%
South Korea                      0.2%
Sweden                           0.3%
Trinidad & Tobago                0.4%
Turkey                           0.4%
United Kingdom                   2.8%
Uruguay                          0.1%
Venezuela                        0.2%
                             ------------
                                25.9%

C - Capitalization
CAD - Canadian Dollar
CSTR - Collateralized Strip Rate
DCB - Debt Conversion Bonds
DKK - Danish Krone
EUR - Euro
FHLMC - Federal Home Loan Mortgage Corp.
FNMA - Federal National Mortgage Association
GBP - British Pound
GNMA - Government National Mortgage Association
IAB - Interest in Arrears Bond
IO - Interest Only
IRB - Interest Reduction Bonds
JPY - Japanese Yen
LIBOR - London Interbank Offered Rate
MTN - Medium Term Note
NMB - New Money Bond
NTL - Notional Principal
PDI - Past Due Interest
PO - Principal Only
resets - The frequency with which a security's coupon changes, based on current market conditions or an underlying index.
SEK - Swedish Krona
SEQ - Sequential Payer
TBA - Securities purchased (sold) on a forward commitment basis with an approximate principal amount and no definite maturity date. The actual principal amount and maturity will be determined upon settlement.
VRN - Variable rate note. Interest rate date is indicated and used in calculating the weighted average portfolio maturity. Rate shown is effective October 31, 2000.
144A - Securities restricted for resale to Qualified Institutional Buyers u Denominated in USD unless otherwise indicated
* Money Market mutual fund registered under the Investment Act of 1940, as amended, and advised by J.P. Morgan Investment Management, Inc.
(+)  Non-income producing security
(d) Defaulted security
(f) Illiquid and fair valued security. Approximately $16,562,136 or 8.4% of the market value of the securities have been valued at fair value. (See Note 1)
(s) Security is fully or partially segregated with custodian as collateral for TBA and when issued securities or futures contracts or with brokers as initial margin for futures contracts.
(v) Variable or floating rate instrument or instrument with step coupon rate
(y) Yield to maturity
(z) Category is less than 0.05% of total investment securities


The Accompanying Notes are an Integral Part of the Financial Statements.
  21

THE GLOBAL STRATEGIC INCOME PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES
--------------------------------------------------------------------------------
OCTOBER 31, 2000

ASSETS
Investments at Value (Cost $164,974,833)                         $158,764,578
Investment in Affiliated Fund (Cost $39,509,398)                   39,509,398
Cash                                                                1,018,277
Foreign Currency at Value (Cost $210,172)                             214,659
Receivable for Investments Sold                                    21,349,133
Dividend and Interest Receivable                                    2,343,019
Unrealized Appreciation of Forward Foreign Currency Contracts          11,278
Deferred Organization Expenses                                          6,691
Receivable for Expense Reimbursement                                    1,341
Prepaid Trustees' Fee                                                     678
Prepaid Expenses and Other Assets                                       7,001
                                                                 ------------
TOTAL ASSETS                                                      223,226,053
                                                                 ------------
LIABILITIES
Payable for Investments Purchased                                  51,648,090
Unrealized Depreciation of Forward Foreign Currency Contracts          97,818
Advisory Fee Payable                                                   64,212
Administrative Services Fee Payable                                     3,416
Variation Margin Payable                                                1,346
Fund Services Fee Payable                                                 113
Accrued Expenses                                                      118,163
                                                                 ------------
TOTAL LIABILITIES                                                  51,933,158
                                                                 ------------
NET ASSETS
Applicable to Investors' Beneficial Interests                    $171,292,895
                                                                 ============

    The Accompanying Notes are an Integral Part of the Financial Statements.
22

THE GLOBAL STRATEGIC INCOME PORTFOLIO
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

FOR THE YEAR ENDED OCTOBER 31, 2000

INVESTMENT INCOME
INCOME
Interest Income (Net of Foreign Withholding Tax of $72)            $12,024,042
Dividend Income from Affiliated
   Investments (Includes reimbursement from
   affiliate of $46,399)                                             1,452,305
Dividend Income                                                          4,609
                                                                   -----------
      Investment Income                                             13,480,956
                                                                   -----------
EXPENSES
Advisory Fee                                                           757,567
Custodian Fees and Expenses                                            186,273
Professional Fees and Expenses                                          51,338
Administrative Services Fee                                             41,043
Printing Expenses                                                        9,450
Amortization of Organization Expenses                                    4,865
Fund Services Fee                                                        2,674
Trustees' Fees and Expenses                                              1,720
Administration Fee                                                       1,120
Miscellaneous                                                            1,169
                                                                   -----------
      Total Expenses                                                 1,057,219
Less: Reimbursement of Expenses                                        (3,645)
                                                                   -----------
NET EXPENSES                                                         1,053,574
                                                                   -----------
NET INVESTMENT INCOME                                               12,427,382
                                                                   -----------
REALIZED AND UNREALIZED GAIN (LOSS)
NET REALIZED GAIN (LOSS) ON
Investment Transactions                                            (7,163,359)
Futures Contracts                                                      493,364
Foreign Currency Contracts and Transactions                          3,930,315
                                                                   -----------
      Net Realized Loss                                            (2,739,680)
                                                                   -----------
NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON
Investment Transactions                                              2,002,895
Futures Contracts                                                    (157,312)
Foreign Currency Contracts and Translations                          (386,122)
                                                                   -----------
      Net Change in Unrealized Appreciation                          1,459,461
                                                                   -----------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS               $11,147,163
                                                                   ===========

The Accompanying Notes are an Integral Part of the Financial Statements.
   23

THE GLOBAL STRATEGIC INCOME PORTFOLIO
STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

FOR THE YEARS ENDED OCTOBER 31

DECREASE IN NET ASSETS                                                       2000              1999
FROM OPERATIONS
Net Investment Income                                                   $  12,427,382      $ 16,042,565
Net Realized Loss on Investments, Futures and Foreign Currency
    Contracts and Transactions                                             (2,739,680)       (5,508,827)
Net Change in Unrealized Appreciation (Depreciation) on Investments,
    Futures and Foreign Currency Contracts and Translations                 1,459,461        (4,818,228)
                                                                        --------------      ------------
    Net Increase in Net Assets Resulting From Operations                  11,147,163          5,715,510
                                                                        --------------      ------------
TRANSACTIONS IN INVESTORS' BENEFICIAL INTERESTS
Contributions                                                             49,055,185         87,676,750
Withdrawals                                                              (81,599,283)      (134,856,430)
                                                                        ---------------     -------------
    Net Decrease from Investors' Transactions                            (32,544,098)       (47,179,680)
                                                                        ---------------     -------------
    Total Decrease in Net Assets                                         (21,396,935)       (41,464,170)
                                                                        ---------------     --------------
NET ASSETS
Beginning of Year                                                        192,689,830         234,154,000
                                                                        --------------      --------------
End of Year                                                              $171,292,895       $ 192,689,830
                                                                        ===============     ==============

SUPPLEMENTARY DATA

                                                                                    FOR THE PERIOD
                                                                                    MARCH 17, 1997
                                                                                   (COMMENCEMENT OF
                                             FOR THE YEARS ENDED OCTOBER 31       OPERATIONS) THROUGH
                                        2000            1999           1998        OCTOBER 31, 1997
                                        ---------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS
  Net Expenses                          0.63%           0.60%          0.63%               0.65%(a)
  Net Investment Income                 7.38%           6.73%          6.59%               7.09%(a)
  Expenses without Reimbursement        0.63%           0.61%          0.63%               0.80%(a)
Portfolio Turnover                       266%           318%            368%                212%(b)

(a)  Annualized
(b) Not annualized


     The Accompanying Notes are an Integral Part of the Financial Statements.
24

THE GLOBAL STRATEGIC INCOME PORTFOLIO
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

OCTOBER 31, 2000

--------------------------------------------------------------------------------
1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--The Global Strategic Income Portfolio (the "Portfolio") is one of two subtrusts ("Portfolios") comprising Series Portfolio II. Series Portfolio II is registered under the Investment Company Act of 1940, as amended, as a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on January 9, 1997. The Portfolio commenced operations on March 17, 1997 and received a contribution of certain assets and liabilities including securities, with a value of $41,072,730 on that date from the J.P. Morgan Institutional Global Strategic Income Fund in exchange for a beneficial interest in the Portfolio. The Portfolio's investment objective is to provide a high total return from a portfolio of fixed income securities of foreign and domestic issuers. The Declaration of Trust permits the trustees to issue an unlimited number of beneficial interests in the Portfolio.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual amounts could differ from those estimates. The following is a summary of the significant accounting policies of the Portfolio:

   SECURITY VALUATIONS--Fixed Income Securities, (other than convertible bonds), with a maturity of 60 days or more held by Funds other than money market funds will be valued each day based on readily available market quotations received from independent or affiliated commercial pricing services. Such pricing services will generally provide bidside quotations. Convertible bonds are valued at the last sale price on the primary exchange on which the bond is principally traded. When valuations are not readily available, securities are valued at fair value as determined in accordance with procedures adopted by the Trustees. Such procedures may include the use of independent pricing services or affiliated advisor pricing, which use prices based upon yields or prices of securities of comparable quality, coupon, maturity and type, indications as to values from dealers, operating data and general market conditions. All short-term securities with a remaining maturity of sixty days or less are valued using the amortized cost method.

    Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of the domestic market and may also take place on days when the domestic market is closed. If events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when the Portfolio's net assets are calculated, such securities will be valued at fair value in accordance with procedures adopted by the Trustees.

    SECURITY TRANSACTIONS--Security transactions are accounted for as of the trade date. Realized gains and losses are determined on the identified cost basis, which is also used for federal income tax purposes.

    INVESTMENT INCOME--Dividend income less foreign taxes withheld (if any) is recorded as of the ex-dividend date or as of the time that the relevant ex-dividend and amount becomes known. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums.

    ORGANIZATION EXPENSES--The Portfolio incurred organization expenses in the amount of $23,505 which have been deferred and are being amortized on a straight-line basis over a period not to exceed five years beginning with the commencement of operations of the Portfolio.

    FUTURES CONTRACTS--The Portfolio may enter into futures contracts in order to hedge existing portfolio securities, or securities the Portfolio intends to purchase, against fluctuations in value caused by changes in prevailing market interest rates or securities movements and to manage exposure to changing interest rates and securities prices. The risks of entering into futures contracts include the possibility that the change in value of the contract may not correlate with the changes in value of the underlying securities. Upon entering into a futures contract, the Portfolio is required to deposit either cash or securities in an amount equal to a certain percentage of the contract value (initial margin). Subsequent payments (variation margin) are made or received daily, in cash, by the Portfolio. The variation margin is equal to the daily change in the contract value and is recorded as unrealized gain or loss. The Portfolio will recognize a gain or loss when the contract is closed or expires.

    FOREIGN CURRENCY TRANSACTIONS--All assets and liabilities initially expressed in foreign currencies are translated into U.S. dollars at prevailing exchange rates at period end. Purchases and sales of investment securities, dividend and interest income, and certain expenses are translated at the rates of exchange prevailing on the respective dates of such transactions. Realized and unrealized gains and losses from foreign currency translations arise from changes in currency exchange rates and are reported in the Statement of Operations.

    Although the net assets of the Portfolio are presented at the exchange rates and market values prevailing at the end of the period, the Portfolio does not isolate the portion of the results of operations arising from changes in foreign exchange rates from the fluctuations arising from changes in the market prices of securities during the period.

THE GLOBAL STRATEGIC INCOME PORTFOLIO
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)

OCTOBER 31, 2000
--------------------------------------------------------------------------------
1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS--The Portfolio may enter into forward foreign currency exchange contracts to facilitate transactions of securities denominated in a foreign currency or to manage the Portfolio's exposure to foreign currency exchange fluctuations. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Portfolio and the resulting unrealized appreciation or depreciation are determined daily using prevailing exchange rates. The Portfolio bears the risk of an unfavorable change in the foreign currency exchange rate underlying the forward contract. Additionally, losses may arise if the counterparties do not perform under the contract terms.

    COMMITMENTS--The Portfolio may enter into commitments to buy and sell investments to settle on future dates as part of their normal investment activities. These commitments are reported at market value in the financial statements. Credit risk exists on these commitments to the extent of any unrealized gains on the underlying securities purchased and any unrealized losses on the underlying securities sold. Market risk exists on these commitments to the same extent as if the securities were owned on a settled basis and gains and losses are recorded and reported in the same manner. However, during the commitment period, these investments earn no interest or dividends.

    RESTRICTED AND ILLIQUID SECURITIES--The Portfolio is permitted to invest in securities that are subject to legal or contractual restrictions on resale or are illiquid. Restricted securities generally may be resold in transactions exempt from registration. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at the current valuation may be difficult. At the end of the period, the Portfolio had no investments in restricted securities and investments of $16,562,136, which represent 9.7% of the Portfolio's net assets in illiquid securities.

    INCOME TAX STATUS--The Portfolio intends to be treated as a partnership for federal income tax purposes. As such, each investor in the Portfolio will be taxed on its share of the Portfolio's ordinary income and capital gains. It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the provisions of the Internal Revenue Code.

    FOREIGN TAXES--The Portfolio may be subject to foreign taxes on income, gains on investments or currency repatriation, a portion of which may be recoverable. The Portfolio will accrue such taxes and recoveries as applicable, based upon their current interpretation of tax rules and regulations that exist in the markets in which they invest.

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES

    ADVISORY--The Portfolio has an Investment Advisory Agreement with J.P. Morgan Investment Management, Inc. ("JPMIM"), an affiliate of Morgan Guaranty Trust Company of New York ("Morgan") and a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"). Under the terms of the agreement, the Portfolio pays JPMIM at an annual rate of 0.45% of the Portfolio's average daily net assets.

    The Portfolio may invest in one or more affiliated money market funds: J.P. Morgan Institutional Prime Money Market Fund, J.P. Morgan Institutional Tax Exempt Money Market Fund, J.P. Morgan Institutional Federal Money Market Fund and J.P. Morgan Institutional Treasury Money Market Fund. The Advisor has agreed to reimburse its advisory fee from the Portfolio in an amount to offset any investment advisory, administrative fee and shareholder servicing fees related to a Portfolio investment in an affiliated money market fund.

    ADMINISTRATIVE SERVICES--The Portfolio has an Administrative Services Agreement (the "Services Agreement") with Morgan under which Morgan is responsible for certain aspects of the administration and operation of the Portfolio. Under the Services Agreement, the Portfolio has agreed to pay Morgan a fee equal to its allocable share of an annual complex- wide charge. This charge is calculated based on the aggregate average daily net assets of the Portfolio and certain other registered investment companies for which JPMIM acts as investment advisor in accordance with the following annual schedule:
0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion less the complex-wide fees payable to Funds Distributor, Inc. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which Morgan provides similar services.

    Morgan has agreed to reimburse the Portfolio to the extent necessary to maintain the total operating expenses (which excludes interest and dividend expenses, taxes and extraordinary items) of the Portfolio at no more than 0.65% of the average daily net assets of the Portfolio. This reim-

THE GLOBAL STRATEGIC INCOME PORTFOLIO
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)

OCTOBER 31, 2000
--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES (CONTINUED)

bursement arrangement can be changed or terminated at any time after February 28, 2001 at the option of Morgan.

    ADMINISTRATION--The Portfolio has retained Funds Distributor, Inc. ("FDI"), a registered broker-dealer, to serve as the co-administrator and distributor for the Fund. Under a Co-Administration Agreement between FDI and the Portfolio, FDI provides administrative services necessary for the operations of the Portfolio, furnishes office space and facilities required for conducting the business of the Portfolio and pays the compensation of the Portfolio's officers affiliated with FDI. The Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which FDI provides similar services.

    FUND SERVICES--The Portfolio has a Fund Services Agreement with Pierpont Group, Inc. ("PGI") to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio's affairs. The Trustees of the Portfolio represent all the existing shareholders of PGI.

    Each Trustee receives an aggregate annual fee of $75,000 for serving on the boards of the Trust, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, and other registered investment companies in which they invest. The Trustees' Fees and Expenses shown in the financial statements represent the Fund's allocated portion of the total Trustees' fees and expenses. The Trust's Chairman and Chief Executive Officer also serves as Chairman of PGI and receives compensation and employee benefits from PGI. The allocated portion of such compensation and benefits included in the Fund Services Fee shown on the Statement of Operations was $500.

--------------------------------------------------------------------------------
3. FEDERAL INCOME TAXES

    As of October 31, 2000, accumulated net unrealized depreciation was $6,361,818, based on the aggregate cost of investments for federal income tax purposes of $204,635,794, which consisted of unrealized appreciation of $1,456,439 and unrealized depreciation of $7,818,257.

--------------------------------------------------------------------------------
4. INVESTMENT TRANSACTIONS

    During the year ended October 31, 2000, the Portfolio purchased $302,101,192 of investment securities and sold $310,619,034 of investment securities other than U.S. government securities and short-term investments. Purchases and sales of U.S. goverment securities were $97,905,619 and $119,066,065, respectively.

--------------------------------------------------------------------------------
5. CREDIT AGREEMENT

    The portfolio is party to a revolving line of credit agreement (the "Agreement") as discussed more fully in Note 5 of the Fund's Notes to the Financial Statements which are included elsewhere in this report.

THE GLOBAL STRATEGIC INCOME PORTFOLIO
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)

OCTOBER 31, 2000

--------------------------------------------------------------------------------
6. CONCENTRATIONS OF CREDIT RISKS

    The ability of the issuers of debt, asset-backed and mortgage-backed securities to meet their obligations may be affected by the economic and political developments in a specific industry or region. The value of asset-backed and mortgage-backed securities can be significantly affected by changes in interest rates or rapid principal payments including prepayments.

    The Portfolio may have elements of risk not typically associated with investments in the United States due to concentrated investments in a limited number of countries or regions which may vary throughout the year. Such concentrations may subject the Portfolio to additional risks resulting from political or economic conditions in such countries or regions and the possible imposition of adverse governmental laws or currency exchange restrictions could cause the securities and their markets to be less liquid and their prices more volatile than those of comparable U.S. securities.

    As to illiquid investments, a Portfolio is subject to the risk that should the Portfolio decide to sell them when a ready buyer is not available at a price the Portfolio deems representative of their value, the value of the Portfolio's net assets could be adversely affected.

--------------------------------------------------------------------------------
7. SUBSEQUENT EVENTS

    On September 13, 2000, J.P. Morgan & Co. Incorporated and The Chase Manhattan Corporation announced that they have entered into an agreement and plan of merger. The transaction is expected to close in December 2000 and is subject to approval by shareholders of both companies.

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Trustees and Investors of
The Global Strategic Income Portfolio

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the supplementary data present fairly, in all material respects, the financial position of The Global Strategic Income Portfolio (one of two subtrusts constituting Series Portfolio II, hereafter referred to as the "Portfolio") at October 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the supplementary data for each of the three years in the period then ended and for the period March 17, 1997 (commencement of operations) through October 31, 1997, in conformity with accounting principles generally accepted in the United States of America. These financial statements and supplementary data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
December 21, 2000

NOTES
--------------------------------------------------------------------------------

NOTES
--------------------------------------------------------------------------------

NOTES
--------------------------------------------------------------------------------

[back cover]

J.P. MORGAN INSTITUTIONAL FUNDS

       Federal Money Market Fund
           ---------------------------------------------------------------------
       Prime Money Market Fund
           ---------------------------------------------------------------------
       Treasury Money Market Fund
           ---------------------------------------------------------------------
       Tax Aware Enhanced Income Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Exempt Money Market Fund
           ---------------------------------------------------------------------
       Short Term Bond Fund
           ---------------------------------------------------------------------
       Bond Fund
           ---------------------------------------------------------------------
       Global Strategic Income Fund
           ---------------------------------------------------------------------
       Tax Exempt Bond Fund
           ---------------------------------------------------------------------
       California Bond Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       New York Tax Exempt Bond Fund
           ---------------------------------------------------------------------
       Diversified Fund
           ---------------------------------------------------------------------
       Disciplined Equity Fund
           ---------------------------------------------------------------------
       Large Cap Growth Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Market Neutral Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Aware Disciplined Equity Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       U.S. Equity Fund
           ---------------------------------------------------------------------
       U.S. Small Company Fund
           ---------------------------------------------------------------------
       Emerging Markets Equity Fund
           ---------------------------------------------------------------------
       European Equity Fund
           ---------------------------------------------------------------------
       International Equity Fund
           ---------------------------------------------------------------------
       International Opportunities Fund
           ---------------------------------------------------------------------
       SmartIndex(tm) Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       For more information on the J.P. Morgan
           Institutional Funds, call J.P.
           Morgan  Funds Services at (800) 766-7722.
           ---------------------------------------------------------------------

Morgan Guaranty Trust Company                                MAILING
500 Stanton Christiana Road                                INFORMATION
Newark, Delaware 19713-2107

IN-ANN-23752   1000